Exhibit 10.3

                              ASSIGNMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of this 18th day of December 2002 ("Effective Date") by and between ATLANTIC TECHNOLOGY VENTURES, INC., a Delaware corporation having offices at 350 Fifth Avenue, Empire State Building, Suite 5507, New York, New York 10118 ("ATLANTIC"), and PATHOGENICS, LLC., a Delaware limited liability corporation having offices at 534 Third Avenue, Suite 2, New York, NY 10016 ("PATHOGENICS"), and jointly owned by ATLANTIC employees Frederic P. Zotos, A. Joseph Rudick, and Michael L. Ferrari.

     WHEREAS, ATLANTIC is party to a certain License Agreement for N-Chlorotaurine (NCT) patent applications entered on October 18, 2001 between ATLANTIC (as exclusive, worldwide Licensee) and Drs. Waldemar Gottardi, Markus Nagl, and Andreas Neher (collectively, the Licensor), a copy of which is attached hereto as Exhibit A.

     WHEREAS, Atlantic owns all right, title, and interest in and to U.S. Patent Application Serial No. 60/377,923, entitled "Method for Treating Conjunctivitis", and filed on May 3, 2002 in the name of A. Joseph Ruddick and Michael L. Ferrari.

     WHEREAS, on September 23, 2002 the ATLANTIC board of directors held a meeting and resolved to transfer to an entity owned by ATLANTIC employees Frederic P. Zotos, A. Joseph Rudick, and Michael L. Ferrari all ATLANTIC's rights to the NCT technology in exchange for a 10% share of any milestone, royalty or other revenue generated by the NCT technology, a copy of the minutes of which is attached hereto as Exhibit B.

     WHEREAS, PATHOGENICS is an entity jointly owned by ATLANTIC employees Frederic P. Zotos, A. Joseph Rudick, and Michael L. Ferrari and desires to acquire, and ATLANTIC is willing to assign to PATHOGENICS all of ATLANTIC's rights and obligations under the aforementioned License Agreement, and all of ATLANTIC's right, title, and interest in and to the aforementioned Patent Application and any inventions described therein.

     ACCORDINGLY,  for  good  and  valuable  consideration  described  below

     1. ATLANTIC hereby assigns, transfers, conveys and relinquishes exclusively to PATHOGENICS, its lawful successors and assigns, all of ATLANTIC's rights and obligations under the October 18, 2001 License Agreement, and all of ATLANTIC's right, title, and interest in and to U.S. Patent Application Serial No. 60/377,923 and any inventions described therein, as well as any other patent applications (U.S. or foreign) directed to the subject matter thereof, all patents (U.S. or foreign) that may be granted thereon and all reissues, reexaminations, and extensions thereof, and all rights to claim priority on the basis of such Application (collectively the "Patent Rights"), as fully and entirely as the same would have been held and enjoyed by ATLANTIC if this assignment had not been made.

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     2.     PATHOGENICS  assumes, and agrees to pay and perform, all unperformed obligations of ATLANTIC under the License Agreement. PATHOGENICS agrees that by executing and delivering this Agreement PATHOGENICS shall become a party to the License Agreement and agrees to be bound by all of the terms and provisions of the License Agreement.

     3. In consideration for the foregoing assignment, PATHOGENICS agrees to pay ATLANTIC (or its lawful successors and assigns) ten percent (10%) of any milestone, royalty or other revenue received by PATHOGENICS (or its lawful successors and assigns) from the sale or sublicensing of the License Agreement or from the sale or licensing of the Patent Rights.

     4.     ATLANTIC  shall  execute  and  deliver to PATHOGENICS the recordable
Assignment attached as Exhibit C hereto, and, from time to time after the Effective Date hereof upon the request of PATHOGENICS, such further conveyance instruments as may be necessary or desirable to evidence more fully the transfer of ATLANTIC's rights and obligations under the License Agreement and to the Patent Rights. ATLANTIC further agrees to provide testimony in connection with any proceeding affecting the foregoing rights and obligations, and to perform any other acts deemed necessary to carry out the intent of this Agreement. PATHOGENICS shall reimburse ATLANTIC for any and all costs reasonably incurred by ATLANTIC in performance under this paragraph.

     5. In furtherance of this Agreement, ATLANTIC hereby acknowledges that, from the Effective Date forward, PATHOGENICS has succeeded to all of ATLANTIC's rights, obligations, title, and standing in relation to the Patent Rights, to institute and prosecute all suits and proceedings, to take all actions that PATHOGENICS, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind under the Patent
Rights, whether arising before or after the Effective Date, to defend and compromise any and all such actions, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and to do all other such acts and things in relation thereto as PATHOGENICS in its sole discretion deems advisable.

     6. ATLANTIC represents and warrants that it has obtained from the Licensor the required consent to assignment of the License Agreement, which is embodied in the letter attached hereto as Exhibit D.

     7. ATLANTIC represents and warrants that, to the best of ATLANTIC's knowledge, upon consummation of this Agreement, PATHOGENICS shall have good and marketable title to the Patent Rights, free and clear of any and all liens, mortgages, encumbrances, pledges, security interests, licenses, or charges of any nature whatsoever.

     8. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto together with their respective legal representatives, successors and assigns.

     9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding conflicts of law rules) and of the United States of America.

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     10.     This  Agreement merges and supersedes all prior and contemporaneous agreements, assurances, representations, and communications between or among the parties hereto concerning the matters set forth herein.

     11. If a dispute arises out of or relates to this Agreement, or a breach thereof, and if the dispute cannot be settled through negotiation, the parties agree to first try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration, litigation, or some other dispute resolution procedure.

     12. Any claim or controversy arising out of or relating to this Agreement, or the breach thereof, that cannot be settled through mediation shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment o the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

ATLANTIC  TECHNOLOGY  VENTURES,  INC.          PATHOGENICS  LLC.

By:  /s/ Frederic  P.  Zotos                  By: /s/ Frederic  P.  Zotos
     ---------------------------                    --------------------------

Name:  Frederic  P.  Zotos,  Esq.              Name:  Frederic  P.Zotos, Esq.
Title:  President  &  CEO                      Title:  Managing  Member
Date: 12/18/02                                 Date: 12/18/02

WITNESS

By:  /s/ Sarah E. Laut
     ----------------------------
Witness:  Sarah E. Laut
Date: 12/18/02

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